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                   STANDARD FINANCIAL, INC. STOCK OPTION PLAN



 1.  PURPOSE.

          The purpose of the Standard Financial, Inc. Stock Option Plan (the "Plan") is to advance the interests of the Company through providing select key Employees of the Company and Affiliates with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to key Employees of the Company or any Affiliate to promote the success of the business.

 2.  DEFINITIONS.

          As used herein, the following definitions shall apply.

          (a) "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Section 424(e) and
(f), respectively, of the Code.

          (b) "Agreement" shall mean an agreement entered into in accordance with Section 5(c).

          (c) "Awards" shall mean, collectively, grants of Options and SARs, unless the context clearly indicates a different meaning.

          (d)  "Bank" shall mean Standard Federal Bank for savings.

          (e)  "Board" shall mean the Board of Directors of the Company.

          (f) "Cause" shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Company and/or an Affiliate (and, in the absence of any such agreement, shall mean termination because of the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation or final cease-and-desist order which results in a material loss to the Company or an Affiliate).

          (g)  "Change in Control" shall mean:

               (1) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company or the Bank cease for any reason to constitute a majority thereof, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the board members then still in office who were board members at the beginning of the period or who were similarly nominated;

               (2) a change in control of the Company or the Bank as described in 12 C.F.R. Section 574.4(a) occurs;

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               (3)  the Board of Directors of the Company or the Bank adopts a resolution to the effect that a Change in Control of the Company or the Bank for purposes of this Plan has occurred;

               (4) an event of a nature that the Company would be required to report in response to item 1(a) of the current report on Form 8-K as in effect on the date of this Plan, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), occurs;

               (5) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company or the Bank representing 20% or more of the Company's or the Bank's outstanding securities except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to stock form, any securities purchased by the Bank's employee stock ownership plan and trust and any person who becomes a 20% beneficial owner solely as a result of stock repurchases by the Company; or

               (6) a plan of reorganization, merger, consolidation, sale or liquidation of all or substantially all assets of the Company or the Bank or a similar transaction occurs in which the Company or the Bank is not the resulting entity.

          (h)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (i) "Committee" shall mean the Committee appointed by the Board in accordance with Section 5(a).

          (j) "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

          (k) "Company" shall mean Standard Financial, Inc., a Delaware corporation.

          (l) "Continuous Service" shall mean continuous service without any interruption or termination as an Employee of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or Affiliate or in the case of transfers between payroll locations of the Company or Affiliate or between the Company and an Affiliate or a successor.

          (m) "Disinterested Person" shall mean any member of the Board who, at the time discretion under the Plan is exercised, has not at any time within one year prior thereto received grants or awards under the Plan or any other plan of the Company or any of its affiliates (as that term is used in the Exchange Act) except as provided in Rule 16b-3(c)(2)(i), and is not selected as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to any other plan of the Company or any of its affiliates (as that term is used in the Exchange Act) entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or of any such affiliates except as provided in Rule 16b-3(c)(2)(i).

          (n)  "Effective Date" shall mean the effective date referred to in
Section 15.

          (o) "Employee" shall mean any person employed by the Company or an Affiliate.

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          (p)  "Exercise Price" shall mean the price per Optioned Share at which an Option or SAR may be exercised.

          (q) "ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan and which is intended to be and is identified as an "incentive stock option" within the meaning of Section 422 of the Code.

          (r) "Market Value" shall mean the fair market value of the Common Stock, as determined under Section 7(b).

          (s) "Nonqualified Option" means an option to purchase Common Stock which meets the requirements set forth in the Plan but which is not intended to be and is not identified as an ISO.

          (t) "Normal Retirement Age" shall mean attainment of age 65 and completion of five years of service with the Company or any Affiliate.

          (u)  "Option" means an ISO and/or a Nonqualified Option.

          (v)  "Optioned Shares" shall mean Shares subject to an Option.

          (w)  "Participant" shall mean any person who receives an Award.

          (x) "Permanent and Total Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code.

          (y) "Plan" shall mean the Standard Financial Corporation Stock Option Plan.

          (z) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Exchange Act, as amended.

          (aa) "Share" shall mean one share of Common Stock.

          (bb) "SAR" means a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of Shares.

 3.  TERM.

          The Plan shall remain in effect until the earlier of (i) termination by the Board, or (ii) the distribution of all Shares subject to Awards; provided, however, that in no event shall any Award be granted after ten years from the Effective Date.

4.  SHARES SUBJECT TO THE PLAN.

(a) GENERAL RULE. Except as otherwise required by Section 10, the aggregate number of Shares deliverable pursuant to Awards under this Plan and any other Company stock option plan established during the one year period following the Bank's conversion from mutual to stock form shall not exceed 10% of the Shares issued in such conversion (the "Awardable Shares"). In addition, no Employee may be granted Awards in excess of 25% of the Awardable Shares. Such Shares may either be authorized but unissued Shares or Shares held in treasury. If an Award should expire, become unexercisable or be

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forfeited for any reason without having been exercised or becoming vested in full, the Optioned Shares covered by the Award shall, unless the Plan shall have been terminated, be available for the grant of additional Awards under the Plan.

 (b) SPECIAL RULE FOR SARS. The number of Shares with respect to which an SAR is granted, but not the number of Shares which the Company delivers or could deliver to an Employee or individual upon exercise of an SAR, shall be charged against the aggregate number of Shares remaining available under the Plan; provided, however, that in the case of an SAR granted in conjunction with an Option, under circumstances in which the exercise of the SAR results in termination of the Option and vice versa, only the number of Shares subject to the Option shall be charged against the aggregate number of Shares remaining available under the Plan. The Shares involved in an Option as to which option rights have terminated by reason of the exercise of a related SAR shall not be available for the grant of further Options under the Plan.

 5.  ADMINISTRATION.

 (a) COMPOSITION OF THE COMMITTEE. The Plan shall be administered by the Committee, which shall consist of not less than three members of the Board who are Disinterested Persons. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by those members of the Board who are Disinterested Persons.

 (b) POWERS OF THE COMMITTEE. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (1) to select Participants and grant Awards, (2) to determine the form and content of Awards to be issued in the form of Agreements under the Plan, (3) to interpret the Plan, (4) to prescribe, amend and rescind rules and regulations relating to the Plan, and (5) to make determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee. Notwithstanding the foregoing, the Plan shall in all instances be administered and interpreted to comply with the regulations of the Office of Thrift Supervision, Department of the Treasury, and any successor thereto.

 (c) AGREEMENT. Each Award shall be evidenced by an Agreement. Each Agreement shall be in writing and shall contain such provisions as may be approved by the Committee. Each Agreement shall constitute a binding contract between the Corporation and the Participant, and every Participant, upon acceptance of an Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions not inconsistent with the terms of the Plan as may be determined by the Committee, in its discretion. The Committee shall set forth in each Agreement, where applicable, (i) the Exercise Price of the Award, (ii) the number of Shares subject to, and the expiration date of, the Award, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award, and (iv) if the Award is an Option, whether the Option is an ISO, a Nonqualified Option or a combination of both.

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     The Chairman of the Committee and such other officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to Participants.

 (d) EFFECT OF THE COMMITTEE'S DECISIONS. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

 (e) INDEMNIFICATION. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award to the full extent provided for under the Company's charter or bylaws with respect to the indemnification of Directors.

 6.  GRANT OF OPTIONS.

 (a) GENERAL RULE. The Committee may, in its sole discretion, grant ISOs, Nonqualified Options, or a combination thereof to Employees.

 (b) SPECIAL RULES FOR ISOS. The aggregate Market Value, as of the date the ISO is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company and any present or future Affiliate) shall not exceed $100,000. Options granted in excess of such limitation shall be Nonqualified Options.

 7.  EXERCISE PRICE FOR OPTIONS.

 (a) LIMITS ON COMMITTEE DISCRETION. The Exercise Price as to any particular Option granted under the Plan shall not be less than the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than ten percent of the Company's outstanding Shares at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

 (b) STANDARDS FOR DETERMINING EXERCISE PRICE. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market System) on the date in question, then the Market Value per Share shall be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be not less than the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be not less than the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

 8.  EXERCISE OF OPTIONS.

 (a) GENERALLY. An Option shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant. Options granted in connection with the Bank's conversion from mutual to stock form shall become exercisable at the rate of 20% on the first anniversary of the date of grant and 20% annually thereafter as long as the Participant


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remains an Employee. If a Participant ceases to be an Employee for any reason except death, Permanent and Total Disability, or after attainment of Normal Retirement Age, prior to the time his Option is 100% exercisable, the Participant shall forfeit the portion of his Option which is not exercisable. Upon a Participant's death, Permanent and Total Disability, or after attainment of Normal Retirement Age, any portion of his Option not yet exercisable shall become immediately exercisable.

(b) PROCEDURE FOR EXERCISE. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by
(1) written notice of intent to exercise the Option with respect to a specified number of vested Shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company's executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise. An Option may not be exercised for a fractional Share.

(c) PERIOD OF EXERCISABILITY. Except to the extent otherwise provided in the terms of an Agreement, an ISO may be exercised by a Participant only while he is an Employee and has maintained Continuous Service from the date of the grant of the ISO, or within three months after termination of such Continuous Service (but not later than the date on which the ISO would otherwise expire), except if the Employee's Continuous Service terminates by reason of --

     (1) Cause, then the Participant's rights to exercise such ISO shall expire on the date of such termination of employment;

     (2) death, then to the extent that the Participant would have been entitled to exercise the ISO immediately prior to his death, such ISO of the deceased Participant may be exercised within two years from the date of his death (but not later than the date on which the ISO would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such ISO shall have passed by will or by laws of descent and distribution;

     (3) Permanent and Total Disability then, to the extent that the Participant would have been entitled to exercise the ISO immediately prior to his Permanent and Total Disability, such ISO may be exercised within one year from the date of such Permanent and Total Disability, but not later than the date on which the ISO would otherwise expire.

     Except to the extent otherwise provided in the terms of an Agreement, a Nonqualified Option may be exercised by a Participant (or in the event of his death, by the personal representatives of his estate or person or persons to whom his rights under such option shall have passed by will or laws of descent and distribution) only while he is an Employee and has maintained Continuous Service from the date of the grant of the Nonqualified Option, or within one year after termination of such Continuous Service (but no later than the date on which the Option would otherwise expire), except if the Employee's Continuous Service terminates for Cause, then the Participant's rights to exercise such Nonqualified Option shall expire on the date of such termination of employment.

     In the event of the death of a Participant who holds exercisable Options, the Committee may, in its sole and absolute discretion, within 90 days after the Participant's death, redeem such Options by paying to the personal representatives of his estate or to the person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution, an amount equal to the difference between (i) the Market Value, as of the date of the Participant's death, of the Shares subject to such Options, and (ii) the Option Price of such Options.

(d) EFFECT OF THE COMMITTEE'S DECISIONS. The Committee's determination whether a Participant's Continuous Service has ceased and the effective date thereof shall be final and conclusive on all persons affected thereby.

 9.  SARS.

(a) GRANT. The Committee may from time to time in its sole discretion grant SARs to key Employees either in conjunction with, or independently of, any Options granted under the Plan. An SAR granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the SAR to the extent of the number of shares with respect to which the SAR is exercised. Alternatively, an SAR granted in conjunction with an Option may be an additional right wherein both the SAR and the Option may be exercised. An SAR may not be granted in conjunction with an ISO under circumstances in which the exercise of the SAR affects the right to exercise the ISO or vice versa, unless the SAR, by its terms, meets all of the following requirements:

     (1)  the SAR will expire no later than the ISO;

     (2) the SAR may be for no more than the difference between the Exercise Price of the ISO and the Market Value of the Shares subject to the ISO at the time the SAR is exercised;

     (3) the SAR is transferable only when the ISO is transferable, and under the same conditions;

     (4)  the SAR may be exercised only when the ISO may be exercised; and

     (5) the SAR may be exercised only when the Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

 (b) EXERCISE PRICE. The Exercise Price as to any particular SAR shall not be less than the Market Value of the Optioned Shares on the date of grant.

 (c) TIMING OF EXERCISE. Any election by a Participant to exercise SARs shall be made during the period beginning on the third business day following the release for publication of quarterly or annual financial information and ending on the 12th business day following such date. In no event, however, may an SAR be exercised within the six-month period following the date of its grant.

     The provisions of Section 8(c) regarding the period of exercisability of Options shall determine the period of exercisability of SARs.

 (d) EXERCISE OF SARS. An SAR granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant, provided that an SAR may not be exercised for a fractional Share. An SAR granted in connection with the Bank's conversion from mutual to stock form shall become exercisable at the rate of 20% on the first anniversary of the date of grant and 20% annually thereafter as long as the Participant remains an Employee. If a Participant ceases to be an Employee for any reason except death, Permanent and Total Disability, or after attainment of Normal Retirement Age, prior to the time his SAR is 100% exercisable, the Participant shall forfeit the portion of his SAR which is not exercisable. Upon a

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Participant's death, Permanent and Total Disability, or after attainment of
Normal Retirement Age, any portion of his SAR not yet exercisable shall become immediately exercisable. Upon exercise of any SAR, the Participant shall be entitled to receive, without payment to the Company except for applicable withholding taxes, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Agreement, a portion of) the excess of the then aggregate Market Value of the number of Optioned Shares with respect to which the Participant exercises the SAR, over the aggregate Exercise Price of such number of Optioned Shares. This amount shall be payable by the Company, in the discretion of the Committee, in cash or in Shares valued at the then Market Value thereof, or any combination thereof.

(e) PROCEDURE FOR EXERCISING SARS. To the extent not inconsistent herewith, the provisions of Section 8(b) as to the procedure for exercising Options shall determine the procedure for exercising SARs.

10.  EFFECT OF CHANGES IN COMMON STOCK.

(a) RECAPITALIZATIONS, STOCK SPLITS, ETC. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Awards and the Exercise Price thereof, shall be proportionately adjusted by the Committee for any stock dividend or split, recapitalization, merger, consolidation spinoff reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Company.

(b) CORPORATE TRANSACTIONS. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Awards shall be surrendered. With respect to each Award so surrendered, the Committee shall in its sole and absolute discretion determine whether the holder of the surrendered Award shall receive--

     (1)  A modified or adjusted Award; or

     (2) a cash payment (from the Company or the successor corporation), in an amount equal to the Market Value of the Award on the date of the Transaction, less the Exercise Price of the Award.

 (c)  SPECIAL RULE FOR ISOS.  Any adjustment made pursuant to paragraphs (a) or
(b)(1) of this section shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

 (d) CONDITIONS AND RESTRICTIONS. If, by reason of any adjustment made pursuant to this section, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

 (e) OTHER ISSUANCES. Except as expressly provided in this section, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Awards or reserved for issuance under the Plan.

 11.  CHANGE IN CONTROL.

(a) GENERAL RULE. Notwithstanding the foregoing and any contrary provision of any Award, for a period of 90 days beginning on the date of a Change in Control, all Awards shall be immediately exercisable and fully vested. With respect to Options, at the time of a Change in Control, the Participant shall be entitled to receive cash in an amount equal to the excess of the Market Value of the Common Stock subject to such Option over the Exercise Price of such Shares, in exchange for the cancellation of such Options by the Participant.

(b) EXCEPTION TO GENERAL RULE. Notwithstanding paragraph (a) of this section, in no event may an SAR be exercised, or an Option be cancelled in exchange for cash, within the six-month period following the date of its grant.


12.  AWARDS NOT TRANSFERABLE.

     Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

13.  TIME OF GRANTING AWARDS.

     The date of grant of an Award shall, for all purposes, be the date on which the Committee makes the determination of granting such Award. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

14.  EFFECTIVE DATE.

     The Plan shall become effective upon approval of the Plan by the stockholders of the Company. No Award may be made prior to such time.

15.  APPROVAL BY STOCKHOLDERS.

     The Plan shall be submitted for approval by the affirmative vote of a majority of the securities of the Company present, or represented, or entitled to vote at a duly called annual or special meeting of the stockholders of the Company, or any adjournment thereof, held no earlier than six months after completion of the Bank's conversion from mutual to stock form but within 12 months of the effective date of such conversion.

16.  MODIFICATION OF AWARDS.

     At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of an Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or impair the Award, without the consent of the holder of the Award.

17.  AMENDMENT AND TERMINATION.

     The Board may at any time and from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan; provided that (i) any amendment of the Plan shall be approved by stockholders to the extent that such stockholder approval is necessary to comply with applicable provisions of the Code, rules promulgated pursuant to Section 16 of the Exchange Act, applicable state law, or NASD or exchange listing requirements, and (ii) no amendment may provide for an Exercise Price below Market Value.

     No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.

18.  CONDITIONS UPON ISSUANCE OF SHARES.

(a) COMPLIANCE WITH SECURITIES LAWS. Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed. The Plan is intended to comply with Rule 16b-3, and any provision of the Plan which the Committee determines in its sole and absolute discretion to be inconsistent with said
Rule shall, to the extent of such inconsistency, be inoperative and null and void, and shall not affect the validity of the remaining provisions of the Plan.


(b) SPECIAL CIRCUMSTANCES. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares. As a condition to the exercise of an Award, the Company may require the person exercising the Award to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

(c) COMMITTEE DISCRETION. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal.

19.  RESERVATION OF SHARES.

     The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

20.  WITHHOLDING TAX.

     The Company's obligation to deliver Shares upon exercise of Awards shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participants to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld. The value of Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

21.  NO EMPLOYMENT OR OTHER RIGHTS.

     In no event shall an Employee's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee to continue service with the Company, the

Bank, or any Affiliate. No Employee shall have a right to be granted an Award, but an Employee who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.

22.  GOVERNING LAW.

     The Plan shall be governed by and construed in accordance with the laws of the State of Illinois, except to the extent that federal law applies.


     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer and the corporate seal to be affixed and duly attested
as of the                         day of             , 1996.

                              STANDARD FINANCIAL, INC.

                              By:
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                              Its:
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Attest:

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